UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

International Business Machines Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

International Business Machines Corporation

1 New Orchard Road

Armonk, NY 10504

Additional Information Regarding the Annual Meeting of Stockholders of International Business Machines Corporation to be Held on Tuesday, April 28, 2020

The following Notice relates to the proxy statement (the “Proxy Statement”) of International Business Machines Corporation (the “Company”), dated March 9, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 10, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

INTERNATIONAL BUSINESS MACHINES CORPORATION

NOTICE OF ADDITIONAL INFORMATION REGARDING

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2020

Dear IBM Stockholder:

Due to the public health impact of COVID-19 (Coronavirus), and in the interest of complying with various public emergency orders and recommendations limiting travel and the conduct of business activity, we will no longer hold our 2020 Annual Meeting of Stockholders in-person in Louisville, Kentucky.  Instead, IBM will hold its Annual Meeting solely in a virtual meeting format and regrets that stockholders will not be able to attend the meeting in person.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described in the proxy materials for the Annual Meeting.  In addition, each year IBM provides a portal through which stockholders may submit questions in advance of the Annual Meeting.  To submit a question, please visit: https://www.ibm.com/investor/services/question-form.html.

Attending the Virtual Annual Meeting

To attend the virtual Annual Meeting, please visit: www.meetingcenter.io/244134877.  If you also want to vote at the meeting, please follow the instructions below and login with your unique 15-digit control number.

Voting at the Virtual Annual Meeting

For record owners: To vote during the Annual Meeting, login with your15-digit control number (found on your proxy card, the stockholder meeting notice, or in an email you previously received from Computershare).  If prompted for an additional code, enter: IBM2020. If you do not have your 15-digit control number, please contact Computershare at 888-IBM-6700 (outside the United States, Canada and Puerto Rico: 718-575-2727).

For holders in street name: If you hold your shares through an intermediary, such as a bank or broker, and you wish to vote during the Annual Meeting, you must obtain a legal proxy from your bank, broker or other intermediary and then register in advance by submitting the legal proxy, along with your name and email address, to Computershare at legalproxy@computershare.com.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2020.  You will receive a confirmation email from Computershare with a 15-digit control number, which may be used to login to vote during the virtual Annual Meeting.  If prompted for an additional code, enter: IBM2020.

By Order of the Board of Directors,

/s/ Frank Sedlarcik
Frank Sedlarcik
Vice President and Secretary